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                                                                  EXHIBIT NO. 15



May 8, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

                                RE: Regis Corporation Registration Statements on Form S-3
                                     (File No. 333-28511, No. 333-78793, No.
                                     333-49165, No. 333-89279, No.333-90809 and
                                     333-31874), and Form S-8 (File No. 33-44867
                                     and No. 33-89882)

Commissioners:

We are aware that our report dated April 25, 2000, on our review of the interim consolidated financial information of Regis Corporation for the period ended March 31, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced registration statements.

Yours very truly,





PRICEWATERHOUSECOOPERS LLP